EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Fleetmatics Group PLC

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2010 (and July 28, 2011 as to the effects of the restatement discussed in Note P) relating to the financial statements of SageQuest, Inc. and Subsidiaries, which appears in Fleetmatics Group PLC’s Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-186109). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ SS&G, Inc.

Cleveland, Ohio
February 11, 2013